Exhibit 99

Company Contact:

Steven M. Klein

Chief Operating & Financial Officer

Tel: (732) 499-7200 ext. 2510

FOR IMMEDIATE RELEASE

NORTHFIELD BANCORP, INC. ANNOUNCES

FOURTH QUARTER 2011 DIVIDEND PAYMENT

AVENEL, NEW JERSEY, JANUARY 26, 2012.…NORTHFIELD BANCORP, INC. (NasdaqGS:NFBK-News), the holding company for Northfield Bank, announced today that its Board of Directors declared a cash dividend of $0.06 per common share. Chairman and CEO John W. Alexander said, “I am pleased to announce that the Board of Directors has declared a quarterly cash dividend of $0.06 per common share, payable on February 22, 2012, to stockholders of record as of February 8, 2012.”

About Northfield Bank

Northfield Bank, founded in 1887, operates 23 full service banking offices in Staten Island and Brooklyn, New York and Middlesex and Union counties, New Jersey. For more information about Northfield Bank, please visit www.eNorthfield.com.

Forward-Looking Statements: This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Northfield Bancorp, Inc. Any or all of the forward-looking statements in this release and in any other public statements made by Northfield Bancorp, Inc. may turn out to be wrong. They can be affected by inaccurate assumptions Northfield Bancorp, Inc. might make or by known or unknown risks and uncertainties as described in our SEC filings, including, but not limited to, those related to general economic conditions, particularly in the market areas in which the Company operates, competition among depository and other financial institutions, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments, our ability to successfully integrate acquired entities, if any, and adverse changes in the securities markets. Consequently, no forward-looking statement can be guaranteed. Northfield Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release, or conform these statements to actual events.

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